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Exhibit 23.3

[LETTERHEAD OF NATION SMITH HERMES DIAMOND, APC]

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated September 4, 2003, except for Note 4 for which the date is December 18, 2003, on our audit of the financial statements of Polexis, Inc. as of and for the year ended June 30, 2003. We also consent to the reference to our firm under the caption, "Experts".

/s/  NATION SMITH HERMES DIAMOND, APC

San Diego, California
July 29, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS